EXHIBIT 10.17

                       FOURTH AMENDMENT TO PURCHASE, SALE
                           AND PARTICIPATION AGREEMENT

     This Fourth Amendment to Purchase, Sale and Participation Agreement (this "FOURTH AMENDMENT"), is dated as of August 30, 2013, by and between 5 JAB, INC., a corporation ("SELLER"), and THREE FORKS, INC. a corporation ("BUYER"). Seller and Buyer are sometimes referred to herein individually as a "Party" and collectively as the "PARTIES."

                                    RECITALS

     WHEREAS, Buyer and Seller entered into that certain Purchase, Sale and Participation Agreement, dated as of February 27, 2013, as amended by that certain First Amendment to Purchase, Sale and Participation Agreement, dated as of April 30, 2013, that certain Second Amendment to Purchase, Sale and Participation Agreement ("SECOND AMENDMENT") dated as of May 13, 2013, and that certain Third Amendment to Purchase, Sale and Participation Agreement ("THIRD AMENDMENT") dated as of June 27, 2013 (collectively, the "PURCHASE AGREEMENT", and all references to the Purchase Agreement herein refer to the Purchase Agreement as so amended); and

     WHEREAS, Buyer and Seller desire to amend the Purchase Agreement, as provided herein. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and in the Purchase Agreement, Buyer and Seller hereby agree as follows:

                             AGREEMENT AND AMENDMENT

     1. FIRST AND SECOND CLOSINGS. The Parties will consummate the transaction contemplated by the Purchase Agreement ("CLOSE") in two stages:

     (i)  The First Closing occurred on June 27, 2013.

     (ii) The Second Closing Date shall be October 1, 2013 (hereafter the "SECOND CLOSING DATE"). Subject to the satisfaction of the Parties' respective conditions to the Second Closing as described herein below, the Parties shall Close as to the Second Tranche on the Second Closing Date. The amount payable at the Second Closing for the Second Tranche shall be calculated as follows:

          (a) one half (1/2) of the Purchase Price (and the Deposit shall be applied to such amount);

          (b)  plus  or  minus  the  net   adjustments  to  the  Purchase  Price
               contemplated to be made at Closing under the Purchase Agreement, to the extent attributable to the Second Tranche;

          (c) without duplication of any upward adjustment under (b) above, the Purchase Price shall be adjusted upward by an amount equal to a 37.5% share (representing the pro rata share allocable to the Second Tranche) of the following Authorities for Expenditure ("AFEs"), to be adjusted after the Second Closing to

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               accurately  reflect the actual cost of the operations  authorized pursuant to such AFEs: (i) AFE #B1-813, Berzas #1 Well, $61,380 (to the 8/8ths interest); (ii) AFE #G2-02, Gregory #2 Well, $73,106 (to the 8/8ths interest); (iii) AFE #H15-13, Hurd #15 SWD well, $86,955 (to the 8/8ths interest); and (iv) AFE #LS-133, Larry LaFleur #1 SWD well, $35,640 (to the 8/8ths interest) (collectively, such AFEs are referred to as the "INTERIM AFES");

          (d) without duplication of (b) or (c) above, the Purchase Price shall be adjusted upward by an amount equal to the out-of-pocket costs and expenses incurred by Seller in connection with the negotiation and preparation of this Fourth Amendment, including, without limitation, legal fees billed to Seller by Thompson & Knight, LLP as Seller's counsel, but only to the extent such fees
               (i) are reasonable, (ii) are supported by customary documentation, (iii) relate to this Fourth Amendment rather than generally to the transaction contemplated by the Purchase Agreement, and (iv) do not exceed the amount of $2,000.

     (iii)The Closing Statement will be due two (2) days prior to the Second Closing, and Seller shall submit the Final Accounting Statement to Buyer within ninety (90) days after the Second Closing. Adjustments to the Purchase Price (if any) reflected in the Closing Statement and the Final Accounting Statement will include any such adjustments relating to the Second Tranche only.

     (iv) Notwithstanding the postponement of Closing as to the Second Tranche, there shall be no extension of the deadline to submit Asserted Defects.

     2. AFE PAYMENT AND FIRST TRANCHE ADJUSTMENTS. Not later than September 6, 2013, Buyer shall pay Seller the following amounts:

     (i) $96,405.38, being a 37.5% share of the Interim AFEs attributable to the First Tranche, and relating to proposed operations in which Buyer has elected to participate for purposes of the Joint Operating Agreement between Buyer and Seller (the "JOA"); and

     (ii) [$42,142.94], being the net upward adjustment to the Purchase Price attributable to the First Tranche.

     3. EFFECTIVE DATE. The Effective Date as to the First Tranche shall remain June 30, 2013 ("FIRST EFFECTIVE DATE"). The Effective Date as to the Second Tranche shall remain September 1, 2013 ("SECOND EFFECTIVE DATE").

     4. DEPOSIT. The Deposit will remain in the Deposit Account until the Second Closing Date. Furthermore, on or before September 6, 2013, Buyer shall pay into the Deposit Account the additional amount of $200,000, which shall become part of the Deposit for all purposes hereunder. If the Second Closing occurs, the Deposit shall be applied to the portion of the Purchase Price payable with respect to the Second Tranche. If the Second Closing does not occur, the Deposit shall be released to Seller, unless expressly required to be released to Buyer pursuant to the Second Amendment. At the Second Closing, the Parties will deliver such documents as may be reasonably required to permit the release of the Deposit to Buyer or Seller as required by this Agreement

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     5. CONDITIONS.  The Parties' respective  conditions to Closing set forth in the Purchase Agreement, as amended, shall remain conditions precedent to their respective obligations as to the Second Closing.

     6. NO UNWIND. The "Reversionary Interest" reserved pursuant to the conveyance delivered at the First Closing is hereby released and dissolved. Whether or not the Second Closing occurs, the First Tranche shall be owned by Buyer and Seller shall have no right to require Buyer to reconvey the same to Seller, and except as otherwise provided in the Purchase Agreement or the JOA, Buyer shall be solely responsible for costs and liabilities associated with the First Tranche.

     7. REFERENCES. All references to the Purchase Agreement in any document, instrument, agreement, or writing delivered pursuant to the Purchase Agreement (as amended hereby) shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.

     8. COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or e-mail transmission shall be deemed an original signature hereto.

     9. OTHER TRANSACTIONS. Notwithstanding anything in the Purchase Agreement to the contrary, Seller may, but shall not be obligated to, discuss, negotiate, offer, and transact with third parties for the purchase of all or a portion of the Second Tranche by such third parties, provided, however, that any such offers or associated agreements shall be expressly contingent upon the failure of the Second Closing to occur on the Second Closing Date. Unless and until the Purchase Agreement is terminated for failure of the Second Closing to timely occur, Buyer's rights to acquire the Second Tranche shall be superior to the rights of any third party.

     10. RATIFICATION. The terms of this Fourth Amendment supersede any conflicting terms in the Purchase Agreement. In all other respects, the Purchase Agreement, as amended hereby, is hereby adopted, ratified, and confirmed by Buyer and Seller. All references to the Purchase Agreement in any assignment or other instrument delivered in connection with the transaction(s) contemplated hereby shall refer to the Purchase Agreement as so amended.

                             SIGNATURE PAGE FOLLOWS















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     IN WITNESS  WHEREOF,  the parties have executed this Fourth Amendment as of the date first written above.

                                    SELLER:

                                    FIVE J.A.B., INC.



                                    By:/s/ James A. Bohannon, Jr.
                                       -----------------------------------------
                                        James A. Bohannon, Jr.
                                        President


                                    BUYER:

                                    THREE FORKS, INC.


                                    By: /s/ W. Edward Nichols
                                       -----------------------------------------
                                        Edward Nichols
                                        Chairman and Counsel





































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